[LETTERHEAD OF TIERONE CORPORATION]

Date:           October 20, 2003

Contact:        Edward J. Swotek, Senior Vice President

For Release:    Immediately

TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent

LINCOLN, NE - October 20, 2003 -- TierOne Corporation (NASDAQ: TONE) ("Company"), the parent holding company for TierOne Bank ("Bank"), reported a
42.6 percent increase in net income for the three months ended September 30, 2003 of $6.3 million, or $0.30 per diluted share, compared to $4.4 million for the three month period ended September 30, 2002.

For the nine months ended September 30, 2003, the Company reported net income of $18.1 million, or $0.87 per diluted share, compared to $12.9 million for the same period ended September 30, 2002.

Third quarter 2003 highlights include:

o Net interest income rose 11.7 percent to $17.1 million when compared to the third quarter 2002;

o Nonperforming assets to total assets declined to 0.14 percent at September 30, 2003;

o The efficiency ratio improved to 52.6 percent compared to 55.2 percent for the three months ended September 30, 2002; and

o A newly relocated retail bank office was opened in southwest Omaha, Nebraska.

"Our continued solid performance underscores our commitment to building franchise and shareholder value," said Gilbert G. Lundstrom, chairman and chief executive officer. "The success we have achieved as a model community bank is a direct result of our dedication to our core business fundamentals and increasing new customer relationships while remaining focused on long-term bottom line returns."

Synopsis of Third Quarter Performance

Net Interest Income

For the quarter ended September 30, 2003, net interest income increased 11.7 percent to $17.1 million compared to $15.3 million for the same period in 2002. Net interest income for the nine months ended September 30, 2003 totaled $52.8 million, a 22.0 percent increase, when compared to $43.3 million for the nine month period ended September 30, 2002.

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Page Two
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

Average interest rate spread declined to 2.84 percent for the three months ended September 30, 2003 compared to 3.11 percent for the three months ended June 30, 2003. For the nine months ended September 30, 2003, average interest rate spread declined to 3.07 percent from 3.36 percent for the same period in 2002. Net interest margin for the three months ended September 30, 2003 was 3.25 percent compared to 3.57 percent for the three months ended June 30, 2003. Net interest margin for the nine months ended September 30, 2003 was 3.52 percent compared to
3.75 percent for the nine months ended September 30, 2002. The continued low interest rate environment and the resulting prepayment and refinancing of higher yielding assets contributed to the narrowing of the Company's interest rate spreads and margins.

Noninterest Income

Noninterest income totaled $6.5 million for the quarter ended September 30, 2003 compared to $2.9 million for the same period one year ago. A significant portion of the increase was attributed to $2.6 million gain on sales of loans and a $1.0 million recapture of prior mortgage servicing rights impairments for the three months ended September 30, 2003 compared to $806,000 gain on sales of loans and a $1.2 million mortgage servicing rights impairment charge for the same three month period in 2002.

For the nine months ended September 30, 2003, noninterest income amounted to $14.0 million compared to $9.2 million for the same period in 2002. Year-to-date growth in noninterest income for 2003 when compared to the same period in 2002 was driven largely by a $5.1 million increase in gain on sales of loans, a $1.9 million increase in loan fees and a $1.2 million increase in deposit account fees and charges. Growth in noninterest income was partially offset by a $3.1 million amortization of mortgage servicing rights net of impairment. The Company's focus on developing core checking account relationships with consumer and business customers has contributed to increasing deposit account fees and debit card fees by 31.5 percent and 53.0 percent, respectively, for the nine months ended September 30, 2003 when compared to the same period in 2002.

Noninterest Expense

The Company recorded total noninterest expense of $12.4 million for the three months ended September 30, 2003, an increase of 23.5 percent, compared to $10.0 million for the same period in 2002. Year-to-date through September 30, 2003, noninterest expense totaled $35.2 million, an increase of 18.4 percent, compared to $29.7 million for the same nine month period in 2002. Increases in third quarter and year-to-date 2003 noninterest expense resulted primarily from expenses associated with the Company's Employee Stock Ownership and Management Recognition and Retention Plans.

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

Page Three
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

Asset Quality

The quality of the Company's loan portfolio improved with the decline in nonperforming loan balances. Total nonperforming loans amounted to $2.5 million, or 0.13 percent of net loans, at September 30, 2003 compared to $6.4 million, or
0.31 percent of net loans, at June 30, 2003 and $5.5 million, or 0.31 percent of net loans, at December 31, 2002. The decline in nonperforming loans during the third quarter 2003 was driven primarily by the disposition of a commercial real estate property acquired through foreclosure during the period.

The loan loss provision totaled $2.8 million for the nine months ended September 30, 2003 compared to $2.5 million for the same period in 2002. The allowance for loan losses as a percent of loans increased to 1.00 percent at September 30, 2003 compared to 0.96 percent at December 31, 2002.

Total charged off loans, net of recoveries, amounted to $646,000 and $1.1 million for the three and nine month periods ended September 30, 2003 compared to $427,000 and $779,000 for the same periods in 2002. A majority of the loans charged off during the nine months ended September 30, 2003 were automobile and other consumer loans.

Consolidated Balance Sheet

Total assets at September 30, 2003 were nearly $2.1 billion compared to $1.9 billion at December 31, 2002. Asset growth in 2003 was primarily a result of an $83.4 million increase in net loans receivable combined with a $56.0 million increase in Federal funds and a $15.4 million increase in Federal Home Loan Bank stock partially offset by an $11.2 million decline in mortgage-backed securities.

Total liabilities increased $151.2 million, or 9.4 percent, to $1.8 billion at September 30, 2003 compared to $1.6 billion at December 31, 2002. Year-to-date liability growth is primarily attributable to a $103.4 million increase in advances from the Federal Home Loan Bank to $521.7 million and a 5.1 percent, or $57.9 million, increase in total deposits to a level of nearly $1.2 billion. This deposit increase includes $42.0 million of brokered deposits acquired during the quarter ended September 30, 2003.

At September 30, 2003, shareholders' equity totaled $341.6 million, an increase of $1.7 million from December 31, 2002. The year-to-date increase in shareholders' equity reflects 2003 earnings partially offset by shares purchased by the Company to fund the Management Recognition and Retention Plan.

The Bank continues to exceed all federally-mandated regulatory capital requirements and remains categorized as a "well capitalized" financial institution.

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

Page Four
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

Other Developments

On October 13, 2003, the Company announced that its Board of Directors authorized the repurchase of up to ten percent, or 2,257,508 shares, of the Company's outstanding common stock as part of its first stock repurchase program. The repurchased shares are to be held as treasury stock and will be available for general corporate purposes.

During the third quarter 2003, the Company completed the purchase of 903,003 shares of the Company's common stock to fund its Management Recognition and Retention Plan which was approved by shareholders at the Company's first annual meeting held in April 2003.

In a move to strengthen its retail position in the growing Omaha, Nebraska market, the Company has secured an additional branch location for future construction and opened in July its new Applewood office as a replacement for another nearby facility. The new bank office offers customers expanded drive-through capacity; additional lending, investment and bank product sales platform areas; and improved access and visibility.

Corporate Profile

TierOne Bank, a subsidiary of TierOne Corporation, is a federally chartered savings bank headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers a wide variety of full-service consumer and commercial banking products and services to customers through a geographically diverse network of 57 offices in Nebraska, Iowa and Kansas and three loan production offices in Colorado and Minnesota. Leading products offered include residential and commercial real estate financing, consumer, construction and business loans and lines of credit, consumer and business checking and savings plans, investment and insurance services, and telephone and Internet banking access. The Company's web address is http://www.tieronebank.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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

Page Five
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

                               TierOne Corporation
                           Consolidated Balance Sheets
              September 30, 2003 (Unaudited) and December 31, 2002
                  (dollars in thousands, except per share data)

                                                             September 30, 2003  December 31, 2002
                                                             ------------------  -----------------
ASSETS

Cash and due from banks                                         $      30,603      $      33,037
Federal funds sold                                                     56,000                 --
                                                                -------------      -------------
        Total cash and cash equivalents                                86,603             33,037

Investment securities:
   Held to maturity                                                       146                157
   Available for sale                                                  33,860             30,546
Mortgage-backed securities, available for sale                         19,151             30,369
Loans held for sale                                                    15,824              8,504
Loans receivable, net                                               1,849,171          1,765,744
Federal Home Loan Bank stock                                           36,818             21,459
Premises and equipment, net                                            27,318             26,810
Accrued interest receivable                                             8,920              9,084
Other assets                                                           20,624             19,825
                                                                -------------      -------------
        Total assets                                            $   2,098,435      $   1,945,535
                                                                =============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Deposits                                                     $   1,186,825      $   1,128,880
   Advances from Federal Home Loan Bank and other
     borrowings                                                       521,733            418,329
   Advance payments from borrowers for taxes,
     insurance and other escrow funds                                  21,924             29,453
   Accrued interest payable                                             4,645              6,812
   Accrued expenses and other liabilities                              21,676             22,165
                                                                -------------      -------------
        Total liabilities                                           1,756,803          1,605,639
                                                                -------------      -------------
Shareholders' equity:
   Preferred stock, $0.01 par value; 10,000,000 shares
     authorized; none issued                                               --                 --
   Common stock, $0.01 par value; 60,000,000 shares
     authorized; 22,575,075 shares issued and outstanding                 226                226
   Additional paid-in capital                                         353,553            355,741
   Retained earnings, substantially restricted                         20,136              2,018
   Unearned common stock held by Employee Stock
     Ownership Plan                                                   (16,555)           (17,684)
   Unearned common stock held by Management Recognition and
     Retention Plan                                                   (15,664)                --
   Accumulated other comprehensive loss, net                              (64)              (405)
                                                                -------------      -------------
     Total shareholders' equity                                       341,632            339,896

Commitments and contingent liabilities
                                                                -------------      -------------
     Total liabilities and shareholders' equity                 $   2,098,435      $   1,945,535
                                                                =============      =============

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

Page Six
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

                               TierOne Corporation
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)

                                                        For the Three Months Ended      For the Nine Months Ended
                                                               September 30,                  September 30,
                                                        --------------------------      --------------------------
                                                           2003            2002            2003            2002
                                                        ----------      ----------      ----------      ----------
                                                                (unaudited)                     (unaudited)
Interest income:
   Loans receivable                                     $   26,608      $   25,329      $   80,774      $   72,480
   Investment and mortgage-backed securities                   540           1,095           2,687           3,778
   Other interest-earning assets                                33             118             132             325
                                                        ----------      ----------      ----------      ----------
        Total interest income                               27,181          26,542          83,593          76,583
                                                        ----------      ----------      ----------      ----------
Interest expense:
   Deposits                                                  5,316           7,941          17,405          23,963
   Advances from Federal Home Loan Bank and
     other borrowings                                        4,802           3,323          13,396           9,347
                                                        ----------      ----------      ----------      ----------
Total interest expense                                      10,118          11,264          30,801          33,310
                                                        ----------      ----------      ----------      ----------
Net interest income                                         17,063          15,278          52,792          43,273

Provision for loan losses                                    1,106           1,262           2,793           2,469
                                                        ----------      ----------      ----------      ----------
        Net interest income after provision
          for loan losses                                   15,957          14,016          49,999          40,804
                                                        ----------      ----------      ----------      ----------
Other income:
   Fees and service charges                                  2,048           2,279           5,583           6,218
   Income (loss) from real estate operations, net              (14)            224              (6)            583
   Other operating income                                      860             761           2,266           1,893
   Net gain (loss) on sales of:
     Loans held for sale                                     2,618             806           7,226           2,120
     Real estate owned                                          (1)              4             (80)              3
                                                        ----------      ----------      ----------      ----------
                                                             5,511           4,074          14,989          10,817
   Changes in mortgage servicing valuation reserve           1,000          (1,160)           (956)         (1,620)
                                                        ----------      ----------      ----------      ----------
        Total other income                                   6,511           2,914          14,033           9,197
                                                        ----------      ----------      ----------      ----------
Other expense:
   Salaries and employee benefits                            7,340           5,640          20,755          16,127
   Occupancy, net                                            1,495           1,393           4,254           4,297
   Data processing                                             432             358           1,250           1,070
   Advertising                                                 957             848           2,585           2,737
   Other operating expense                                   2,164           1,794           6,379           5,512
                                                        ----------      ----------      ----------      ----------
        Total other expense                                 12,388          10,033          35,223          29,743
                                                        ----------      ----------      ----------      ----------
        Income before income taxes                          10,080           6,897          28,809          20,258

Income tax expense                                           3,792           2,487          10,691           7,310
                                                        ----------      ----------      ----------      ----------
Net income                                              $    6,288      $    4,410      $   18,118      $   12,948
                                                        ==========      ==========      ==========      ==========
Net income per common share, basic *                    $     0.31              --      $     0.88              --
                                                        ==========      ==========      ==========      ==========
Net income per common share, diluted *                  $     0.30              --      $     0.87              --
                                                        ==========      ==========      ==========      ==========
Average common shares outstanding, basic (000's)*           20,497              --          20,693              --
                                                        ==========      ==========      ==========      ==========
Average common shares outstanding, diluted (000's)*         20,806              --          20,874              --
                                                        ==========      ==========      ==========      ==========

* Information applicable to post stock conversion period only. The Company completed its initial public offering on October 1, 2002.

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Page Seven
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

                               TierOne Corporation
                        Selected Financial and Other Data
                             (dollars in thousands)

                                                    September 30, 2003  December 31, 2002
                                                    ------------------  -----------------
Selected Financial and Other Data:

Total assets                                            $  2,098,435      $  1,945,535
Cash and cash equivalents                                     86,603            33,037
Investment securities:
     Held to maturity                                            146               157
     Available for sale                                       33,860            30,546
Mortgage-backed securities, available for sale                19,151            30,369
Loans held for sale                                           15,824             8,504
Loans receivable, net                                      1,849,171         1,765,744
Deposits                                                   1,186,825         1,128,880
Advances from Federal Home Loan Bank
   and other borrowings                                      521,733           418,329
Shareholders' equity                                         341,632           339,896

Nonperforming loans                                            2,468             5,489
Nonperforming assets                                           2,991             7,456
Allowance for losses on loans                                 18,786            17,108
Nonperforming loans as a percent of loans (1)                   0.13%             0.31%
Nonperforming assets to total assets                            0.14%             0.38%
Allowance for losses on loans to total
   nonperforming loans                                        761.18%           311.68%
Allowance for loan losses as a percent of loans (1)             1.00%             0.96%

                                                    Three Months Ended          Nine Months Ended
                                                       September 30,              September 30,
                                                   --------------------        --------------------
                                                    2003          2002          2003          2002
                                                   ------        ------        ------        ------
Selected Operating Ratios:

Average yield on interest-earning assets             5.17%         6.54%         5.57%         6.64%
Average rate on interest-bearing liabilities         2.33%         3.20%         2.50%         3.28%
Average interest rate spread                         2.84%         3.34%         3.07%         3.36%
Net interest margin                                  3.25%         3.76%         3.52%         3.75%
Average interest-earning assets to average
  interest-bearing liabilities                     120.89%       115.31%       121.91%       113.55%
Net interest income after provision for loan
  losses to non-interest expense                   128.81%       139.70%       141.95%       137.19%
Total non-interest expense to average assets         2.26%         2.39%         2.25%         2.49%
Efficiency ratio (2)                                52.55%        55.15%        52.71%        56.69%
Return on average assets                             1.15%         1.05%         1.16%         1.09%
Return on average equity                             7.24%        13.31%         6.99%        13.48%
Average equity to average assets                    15.86%         7.89%        16.57%         8.05%

(1) Loans are comprised of net loans from the loan composition table excluding allowance for loan losses.

(2) Efficiency ratio is calculated as total other expense divided by the sum of net interest income and total other income.

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Page Eight
TierOne Corporation Reports Third Quarter Earnings Increase of 42.6 Percent October 20, 2003

                               TierOne Corporation
                           Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

                                                    September 30, 2003             December 31, 2002
                                                --------------------------    --------------------------
                                                   Amount           %            Amount           %
                                                -----------    -----------    -----------    -----------
                                                                 (dollars in thousands)
Real estate loans:
  One-to four-family residential (1)            $   666,971          32.45%   $   573,209          30.00%
  Multi-family residential                           73,629           3.58%        79,953           4.18%
  Commercial real estate and land                   424,536          20.66%       398,076          20.83%
  Residential construction                          214,659          10.44%       156,322           8.18%
  Commercial construction                           177,462           8.64%       143,020           7.49%
                                                -----------    -----------    -----------    -----------
      Total real estate loans                     1,557,257          75.77%     1,350,580          70.68%
                                                -----------    -----------    -----------    -----------
Commercial business                                  68,986           3.36%        33,375           1.75%
                                                -----------    -----------    -----------    -----------
Warehouse mortgage lines of credit                  117,857           5.73%       236,492          12.38%
                                                -----------    -----------    -----------    -----------
Consumer loans:
  Home equity                                        33,591           1.64%        37,522           1.96%
  Home equity line of credit                        113,848           5.54%        94,801           4.96%
  Home improvement                                   77,919           3.79%        82,081           4.30%
  Automobile                                         67,201           3.27%        60,707           3.18%
  Other                                              18,496           0.90%        15,131           0.79%
                                                -----------    -----------    -----------    -----------
      Total consumer loans                          311,055          15.14%       290,242          15.19%
                                                -----------    -----------    -----------    -----------
           Total loans                            2,055,155         100.00%     1,910,689         100.00%
                                                               ===========                   ===========
Less:
   Unamortized premiums and discounts                11,158                         4,688
   Discounts on loans acquired through merger           (95)                         (174)
   Undisbursed portion of construction and
     land loans in process                         (181,652)                     (123,331)
   Deferred loan fees                                  (785)                         (516)
   Allowance for loan losses                        (18,786)                      (17,108)
                                                -----------                   -----------
     Net loans                                  $ 1,864,995                   $ 1,774,248
                                                ===========                   ===========

(1) Includes loans held for sale                $    15,824                   $     8,504
                                                ===========                   ===========

CONTACT:  Edward J. Swotek, Senior Vice President
          Investor Relations Department
          (402)473-6250
          investorrelations@tieronecorp.com

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